EXHIBIT 1(x)



                             USAA MUTUAL FUND, INC.


                             Articles Supplementary


          USAA Mutual Fund, Inc., a Maryland Corporation, having its principal office in San Antonio, Texas (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          SECOND: (a) In accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors has heretofore authorized the issuance of 5,000,000,000 shares of capital stock of the Corporation ($.01 par value per share).

          (b) In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to authority expressly vested in the Board of Directors by the Articles of Incorporation of the
Corporation, the Board of Directors hereby increases the aggregate number of shares of stock of the class of shares designated as the Growth Fund by classifying an additional 25,000,000 shares of the authorized and unissued stock of the Corporation into the Growth Fund.

       THIRD: The additional shares of the Growth Fund shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions as are described in Article VI of the Articles of Incorporation.

       FOURTH: (a) As of immediately before and after the increase in the total number of shares classified as shares of the Growth Fund, the total number of shares of stock of all classes that the Corporation had and has authority to issue was and is 5,000,000,000 shares ($.01 par value per share).

               (b) Before the increase in the total number of shares classified as shares of the Growth Fund, there were classified 75,000,000 shares of the Growth Fund, 50,000,000 shares of the Aggressive Growth Fund, 135,000,000 shares of the Income Stock Fund, 200,000,000 shares of the Income Fund, 2,250,000,000 shares of the Money Market Fund, 250,000,000 shares of the Federal Securities Money Market Fund, 25,000,000 shares of the Short-Term Bond Fund, 50,000,000 shares of the Growth & Income Fund and 50,000,000 shares of the S&P 500 Index Fund.
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               (c) After the increase in the total number of shares classified as shares of the Aggressive Growth Fund, there are classified 100,000,000 shares of the Growth Fund, 50,000,000 shares of the Aggressive Growth Fund, 135,000,000 shares of the Income Stock Fund, 200,000,000 shares of the Income Fund, 2,250,000,000 shares of the Money Market Fund, 250,000,000 shares of the Federal Securities Money Market Fund, 25,000,000 shares of the Short-Term Bond Fund, 50,000,000 shares of the Growth & Income Fund and 50,000,000 shares of the S&P 500 Index Fund.

          (d) As of immediately before and after the increase in the total number of shares classified as shares of the Growth Fund, the aggregate par value of all shares of all classes of stock authorized to be issued by the Corporation was and is $50,000,000.

          IN WITNESS WHEREOF, USAA Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 13, 1996.

WITNESS:                                                 USAA MUTUAL FUND, INC.



/s/ Michael D. Wagner                                    /s/ Michael J.C. Roth
---------------------                                    ---------------------
Michael D. Wagner                                        Michael J. C. Roth
Secretary                                                President


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       THE  UNDERSIGNED,  President of USAA Mutual Fund,  Inc.,  who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                         USAA MUTUAL FUND, INC.




                                                         /s/ Michael J.C. Roth
                                                         ---------------------
                                                         Michael J. C. Roth
                                                         President



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